As filed with the Securities and Exchange Commission on April 16, 1998
                                                    Registration No. 333-49431
                                                    Registration No. 333-49431-1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          MASON-DIXON BANCSHARES, INC.
                          MASON-DIXON CAPITAL TRUST II
           (Exact name of registrants as specified in their Charters)

        Maryland                                            6712                                       52-1764929
        Delaware                                            6719                                       51-6507171
(State or other jurisdiction of                    (Primary Standard Industrial                  (I.R.S. Employer Identification
incorporation or organization)                     Classification Code Numbers)                                  Numbers)

          45 W. Main Street, Westminster, Maryland 21157 (410) 857-3401
 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

 Thomas K. Ferguson, 45 W. Main Street, Westminster, Maryland 21157 (410) 857-3401
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                      With copies to:
              Abba David Poliakoff, Esquire                                      Steven Kaplan, Esquire
Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC                             Arnold & Porter
   233 E. Redwood Street, Baltimore, Maryland 21202                 555 12th Street, N.W., Washington, D. C. 20004
                    (410) 576-4067                                                  (202) 942-5998

Approximate date of commencement of the proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

====================================================================================================================================
                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of each Class of Securities            Amount to be        Proposed Maximum          Proposed Maximum           Amount of
         to be Registered                      Registered      Offering Price Per Unit  Aggregate Offering Price(1) Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
___% Preferred Securities of Mason-Dixon
Capital Trust II (4)                           1,000,000 (4)            $20 (4)                $20,000,000             $5,900 (4)
------------------------------------------------------------------------------------------------------------------------------------
___% Junior Subordinated Deferrable Interest      _______               ________                 ________               ________
Debentures of Mason-Dixon Bancshares, Inc. (2)
------------------------------------------------------------------------------------------------------------------------------------
Guarantee of Mason-Dixon Bancshares, Inc. of      _______               ________                 ________               ________
certain obligations under the Preferred
Securities (3)
------------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                            _______               ________                 ________              $5,900 (4)
====================================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee, exclusive of accrued interest and dividends, if any.
(2)      The  Junior   Subordinated   Deferrable  Interest  Debentures  will  be
         purchased by Mason-Dixon Capital Trust II. Such securities may later be distributed  for no  additional  consideration  to the  holders  of the
         Preferred  Securities  upon the dissolution of the Issuer Trust and the distribution of its assets.
(3)      This Registration Statement is deemed to cover the Guarantee.  Pursuant to Rule 457(n) under the Securities Act, no separate  registration  fee is payable for the Guarantee.
(4)      The Company initially  registered 800,000 Preferred Securities having a par  value of $25 per  share and an  aggregate  par value and  Proposed
         Maximum   Aggregate   Offering  Price  of   $20,000,000,   and  paid  a
         registration  fee of $5,900.  The Company  changed the par value to $20 per share and  increased the number of shares to be issued to 1,000,000 shares.  Because  the  aggregate  par  value and the  Proposed  Maximum
         Offering Price is unchanged at $20,000,000,  the  registration  fee for which was paid with the initial  filing,  no  additional  filing fee is required to be paid herewith.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE
         The prospectus contained in this Registration Statement will be used in connection with the offering of the following securities: (1) _________% Preferred Securities of Mason-Dixon Capital Trust II; (2) _________% Junior Subordinated Deferrable Interest Debentures of Mason-Dixon Bancshares, Inc.; (3) a Guarantee of Mason-Dixon Bancshares, Inc. of certain obligations under the Preferred Securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

         The exhibits listed on the Exhibit Index on page II-3 of this Registration Statement are filed herewith or will be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westminster, State of Maryland, on April 16, 1998.

                                              MASON-DIXON BANCSHARES, INC.


                                              By: /s/ Thomas K. Ferguson
                                                  Thomas K. Ferguson, President


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                        Date


/s/ Thomas K. Ferguson            Chief Executive Officer      April 16, 1998
Thomas K. Ferguson                and Director (Principal
                                  Executive Officer)

/s/ Mark A. Keidel                Chief Financial Officer      April 16, 1998
Mark A. Keidel                    (Principal Financial and
                                  Accounting Officer)


/s/ David S. Babylon, Jr.*        Director                     April 16, 1998
David S. Babylon, Jr.


/s/ Henry S. Baker, Jr.*          Director                     April 16, 1998
Henry S. Baker, Jr.


/s/ Miriam F. Beck*               Director                     April 16, 1998
Miriam F. Beck

                                  Director                     _____________
Donald H. Campbell


/s/ William B. Dulany*            Director                     April 16, 1998
William B. Dulany


/s/ R. Neal Hoffman*              Director                     April 16, 1998
R. Neal Hoffman


                                  Director                     _____________
S. Ray Hollinger


/s/ J. William Middelton*         Director                     April 16, 1998
J. William Middelton


                                  Director                     _____________
Edwin W. Shauck


                                  Director                     _____________
James Snyder


/s/ Stevenson B. Yingling*        Director                     April 16, 1998
Stevenson B. Yingling



  *By: /s/ Thomas K. Ferguson
       Thomas K. Ferguson, Attorney-in-Fact                    April 16, 1998


         Pursuant to the requirements of the Securities Act of 1933, the Issuer Trust has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Maryland, on April 16, 1998.

                                       MASON-DIXON CAPITAL TRUST II

                                       By:   Mason-Dixon Bancshares, Inc.,
                                                as Depositor


                                       By:  /s/ Thomas K. Ferguson
                                            Thomas K. Ferguson, President

                                  EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION

1.1       Form of Underwriting Agreement*
4.1       Form of Junior Subordinated Indenture
4.2       Form of Amended and Restated Trust Agreement
4.3       Form of Guarantee by Mason-Dixon Bancshares, Inc.
5.1       Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
5.2       Opinion of Richards, Layton & Finger
8.1       Tax opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
23.1      Consent of Stegman & Company
23.2      Consent of Grabush, Newman & Co., P.A.
23.3 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in Exhibits 5.1 and 8.1)
23.4      Consent of Richards, Layton & Finger (included in Exhibit 5.2)
24.1 Powers of Attorney of certain directors of Mason-Dixon Bancshares, Inc.
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the Amended and Restated Trust Agreement and the Guarantee


 ---------------------------
* Filed herewith.